UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2008

HuntMountain Resources Ltd.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)       Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item  5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 1st, 2008 the Company appointed Dennis Wink, age 61, to the position of Operational Logistics Coordinator.  From 2004 – 2008, Mr. Wink was the Operations Manager for Kettle Drilling overseeing exploration drilling projects in Alaska, Nevada, Washington, and Mexico.  He has been the co-owner of Wink International, Inc., an international exploration drilling company based in Juneau, Alaska for approximately thirty years.

Item 7.01       Regulation FD Disclosure

A press release dated September 9, 2008 relating to an exploration update on the Company’s El Capitan property in Chihuahua State, Mexico is attached as Exhibit 99.1.

A press release dated September 30, 2008 relating to an exploration update on the Company’s La Josefina Gold-Silver Project in Santa Cruz Province, Argentina is attached as Exhibit 99.2.

A press release dated October 10, 2008 announcing conditional approval to list the Company’s common shares on the Toronto Stock Exchange is attached as Exhibit 99.3.

This information is being disclosed pursuant to Regulation FD.  Accordingly, the information in the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01       Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated September 9, 2008

99.2	Press Release dated September 30, 2008

99.3	Press Release dated October 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2008	By:	/s/ Bryn Harman
Bryn Harman, Chief Financial Officer